UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California, 90012 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2016, Cathay General Bancorp (the “Company”) issued a press release announcing that Dunson K. Cheng, its President, Chairman of the Board and Chief Executive Officer (“CEO”), had notified the Company of his intention to retire from his position as President and CEO of the Company and CEO of its subsidiary, Cathay Bank, as of September 30, 2016. Mr. Cheng will continue as an employee and will serve as Executive Chairman of the Company and of Cathay Bank, for which he will receive an annual salary of $800,000, commencing October 1, 2016.

In accordance with the Company’s succession plan, the Boards of Directors appointed Mr. Pin Tai as CEO and President of the Company and as CEO of Cathay Bank, effective October 1, 2016. Mr. Tai, age 62, has been President and a Director of Cathay Bank since April 1, 2015. Mr. Tai joined Cathay Bank in 1999 as General Manager of New York Region. In 2006, he became Executive Vice President and the General Manager of Eastern Region, and then became the Deputy Chief Lending Officer in 2010 and the Chief Lending Officer of Cathay Bank in 2013. Mr. Tai has over 34 years of banking experience. Prior to joining Cathay Bank, Mr. Tai worked at the Bank of China in its New York office and at Bank of America in Hong Kong and China.

A copy of the press release, dated August 19, 2016, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Mr. Tai’s new position as CEO and President of the Company and as CEO of Cathay Bank, and his continued position as President of Cathay Bank, Mr. Tai entered into an Employment Agreement dated August 18, 2016, with the Company and Cathay Bank (the “Employment Agreement”). The following is only a summary of the significant terms of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Employment Agreement, the Company or Cathay Bank (as applicable) has agreed to continue the employment of Mr. Tai for a period of three years commencing October 1, 2016 and continuing until September 30, 2019, unless extended by an additional one-year period or terminated earlier pursuant to the terms of the Employment Agreement (the “Employment Period”). In the event of a Change of Control as defined in the Amended and Restated Change of Control Employment Agreement dated December 18, 2008 with Mr. Tai (the “Control Agreement”), the Employment Agreement will terminate and Mr. Tai’s employment will be exclusively governed by the Control Agreement.

The Employment Agreement provides that during the Employment Period, Mr. Tai will be entitled to the following:

•	An annual base salary of at least $700,000 for the first year, subject to annual review by the Company’s Board of Directors for increases but not decreases; provided, however, that the base salary may be reduced in connection with a broad-based reduction for senior executives of the Company;

•	Participation in welfare benefit plans and programs provided by the Company and Cathay Bank to the extent applicable generally to other executives of the Company and Cathay Bank; and

•	Participation in all bonus, cash incentive, equity incentive, savings and retirement plans and programs applicable generally to other executives of the Company and Cathay Bank.

If Mr. Tai’s employment is terminated by the Company for other than Cause or Disability (both as defined in the Employment Agreement) or he terminates his employment for Good Reason (as defined in the Employment Agreement), he will be entitled to (i) his base salary through the date of termination; (ii) unpaid reimbursable business expenses; (iii) a cash bonus, if any, for the fiscal year in which the date of termination occurs, if such bonus has been determined, but not yet paid; (iv) any accrued unpaid vacation pay (items (i), (ii), (iii) and (iv) collectively, the “Accrued Obligations”); and (v) as severance pay, an amount equal to one and a half year’s base salary calculated on the basis of his then current base salary. If his employment is terminated as a result of death or Disability, Mr. Tai (or his estate or beneficiaries in the event of death) will be entitled to: (i) the Accrued Obligations, and (ii) an amount equal to one and a half year’s base salary calculated on the basis of his then current base salary. If his employment is terminated by Company for Cause or if he terminates his employment for other than Good Reason, he will be entitled to an amount equal to his Accrued Obligations.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2016, the Board of Directors of the Company (the “Board”) amended Article IV, Section 5, and Article V, Sections 1 through 7, of the Amended and Restated Bylaws of the Company, which amendments are to take effect on October 1, 2016. The purpose of the amendments is to reflect the transition in leadership described in Item 5.02 above.

These amendments to the Amended and Restated Bylaws of the Company include the following:

•	The Office of the President/CEO is revised to consist of the Executive Chairman (if there is such an officer) and the President of the Company, if such officer has also been designated as the CEO. The Office of the President/CEO shall nominate the executive officers of the Corporation for approval by the Board.
•	The Board shall designate the Chairman of the Board as either a nonexecutive Chairman, who shall be an independent director, or an Executive Chairman.
•	The Board may appoint one or more Vice Chairmen, who shall not be officers, with such powers and duties as may be prescribed by the Board or the Bylaws. In the absence of the Chairman of the Board, the Vice Chairman shall preside at all meetings of the Board.
•	If the President is designated as the CEO, the President shall preside at all meetings of the stockholders. In the absence of the President, the Chairman of the Board shall preside at all meetings of the stockholders.

The description of the Amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the amendments to the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendments to Amended and Restated Bylaws of Cathay General Bancorp

10.1	Employment Agreement for Pin Tai dated August 18, 2016

99.1	Press Release of Cathay General Bancorp dated August 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2016

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Amendments to Amended and Restated Bylaws of Cathay General Bancorp

10.1	Employment Agreement for Pin Tai dated August 18, 2016

99.1	Press Release of Cathay General Bancorp dated August 19, 2016